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Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2005, relating to the financial statements of Atlantic Southeast Airlines, Inc. (which report expresses an unqualified opinion on the Company's financial statements and includes explanatory paragraphs relating to (1) the Company's ability to continue as a going concern, (2) a change in the method by which the Company is compensated by Delta under the Delta Connection Agreement, effective January 1, 2003, and (3) the Company's change in its method of accounting for goodwill and other intangible assets, effective January 1, 2002, to conform to Statement of Financial Accounting Standards No. 142), appearing in the Current Report on Form 8-K/A of SkyWest, Inc. dated November 14, 2005, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
November 15, 2005

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  Exhibit 23.3
CONSENT OF INDEPENDENT AUDITORS